                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                            WEST ESSEX BANCORP, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)



United States                                  (being applied for)
-------------                                  --------------------
(state of incorporation or organization)       (IRS Employer Identification No.)


417 Bloomfield Avenue, Caldwell, New Jersey    07006
-------------------------------------------    -----
(Address of principal executive offices)       (Zip Code)


      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[ ]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[X]

      Securities Act registration statement file number to which this form relates: 333-56729.
         ---------

Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                     --------------------------------------
                                (Title of class)

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      Incorporated by reference to the portion of the Prospectus under the heading "Description of Capital Stock of Bancorp," filed on June 12, 1998 as part of the Registrant's Registration Statement on Form S-1, No. 333-56729.
                                                                 ---------

ITEM 2.   EXHIBITS.

      1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

            (a)   Certificate of Incorporation

                  Incorporated by reference to Attachment B-1 to Exhibit 2.1 to Registrant's Registration Statement on Form S-1, No. 333-56729, filed on June 12, 1998.

            (b)   Bylaws

                  Incorporated by reference to Attachment B-2 to Exhibit 2.1 to Registrant's Registration Statement on Form S-1, No. 333-56729, filed on June 12, 1998.

            (c)   Plan of Mutual Holding Company Reorganization and Stock
                  Issuance

                  Incorporated by reference to Exhibit 2.1 to Registrant's Registration Statement on Form S-1, No. 333-56729, filed on June 12, 1998.


      2. A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.0 to Registrant's Registration Statement on Form S-1, No. 333-56729, filed on June 12, 1998.

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   WEST ESSEX BANCORP, INC.
                                   ------------------------
                                       (Registrant)


                                   Date: August 6, 1998


                                   By:   /s/ Leopold W. Montanaro
                                         ------------------------
                                         Leopold W. Montanaro
                                         President, Chief Executive Officer, and
                                         Director